EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.
Fairfield, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 29, 2016, relating to the consolidated financial statements and the effectiveness of Kearny Financial Corp.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2016.

/s/ BDO USA, LLP
New York, New York

February 15, 2017